JOINT REPORTING AGREEMENT
AND
POWER OF ATTORNEY

          WHEREAS, a Schedule 13D, dated May 31, 2002 (the “Joint Statement”), was filed by certain beneficial owners of shares of Class A Common Stock and Class B Common Stock of Oriole Homes Corp., a Florida corporation (the “Issuer”) and such beneficial owners (the “Initial Reporting Persons”) entered into a Joint Reporting Agreement and Power of Attorney of like tenor to this document; and

          WHEREAS, the persons signing this document have determined to join the Initial Reporting Persons in furtherance of the objectives set forth in the Joint Statement and have joined in filing Amendment No. 1 to the Joint Statement as Reporting Persons thereunder; and

          WHEREAS, the Reporting Persons prefer to file the Joint Statement on behalf of all of the Reporting Persons rather than individual statements on Schedule 13D on behalf of each of the Reporting Persons;

          NOW, THEREFORE, each of the undersigned hereby agrees as follows with each of the other Reporting Persons:

          1. Each of the Reporting Persons is responsible for the timely filing of the Joint Statement and any amendments thereto.

          2. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such Reporting Person contained in the Joint Statement.

          3. None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in the Joint Statement, unless such Reporting Person knows or has reason to believe that such information is inaccurate.

          4. The Joint Statement is, and any amendment thereto will be, filed on behalf of each of the Reporting Persons.

          5. The undersigned hereby appoints each of Robert Grubin, Gideon J. King, Arthur E. Lee, and Andrew J. McLaughlin, Jr. as attorneys-in-fact for the undersigned with authority to execute and deliver on behalf of the undersigned (i) any and all documents (including any amendments thereto) required to be filed by the undersigned or otherwise executed and delivered by the undersigned pursuant to the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, all other federal, state and local securities and corporation laws, and all regulations promulgated thereunder relating to the undersigned’s beneficial ownership of securities of the Issuer, and (ii) any and all amendments hereto for the purpose of adding additional Reporting Person(s) parties hereto.

          6. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Signature Page to Follow]

          IN WITNESS WHEREOF each of the undersigned hereby execute this Agreement as of this 18th day of June, 2002.

LOEB ARBITRAGE MANAGEMENT, INC.

By: /s/ ARTHUR E. LEE
       Name: Arthur E. Lee
       Title: President

U.S.A. FUND LLLP

By: World Total Return, Inc.,
       its General Partner

       By: /s/ MARC P. BLUM
              Name: Marc P. Blum
              Title: President

WORLD TOTAL RETURN, INC.

By: /s/ MARC P. BLUM
       Name: Marc P. Blum
Title: President